UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2012

Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)
(949) 282-5800
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The information below supplements the information presented in the “Management's Discussion and Analysis-Revenue-Sources of Revenue” section of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which we filed with the Securities and Exchange Commission on May 2, 2012 (the “Q1 2012 Form 10-Q”).
The following table sets forth, for the periods presented, the Medicare, managed care, private pay/other and Medicaid patient days as a percentage of total patient days, and the level of skilled mix, for the skilled nursing facilities operated by the consolidated subsidiaries of Skilled Healthcare Group, Inc.:

	Three Months Ended March 31,
	2012	2011
Medicare	13.9%	16.4%
Managed care	9.0	8.1
Skilled mix	22.9	24.5
Private pay and other	15.6	15.4
Medicaid	61.5	60.1
Total	100.0%	100.0%

We define skilled mix as the number of Medicare and non-Medicaid managed care patient days at our skilled nursing facilities, divided by the total number of patient days at our skilled nursing facilities for any given period. For additional information regarding the sources of revenue for our skilled nursing facilities and other businesses for the periods presented, see the “Management's Discussion and Analysis-Revenue-Sources of Revenue” section of our Quarterly Report on Q1 2012 Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2012	SKILLED HEALTHCARE GROUP, INC.

/s/ Roland G. Rapp
Roland G. Rapp
General Counsel, Secretary and Chief Administrative Officer